Exhibit 99.1

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES EARLY TENDER RESULTS AND NOTICE OF REDEMPTION FOR ITS 6.250% SENIOR SECURED NOTES DUE 2023

FRANKLIN, Tenn. (December 28, 2020) – Community Health Systems, Inc. (the “Company”) (NYSE: CYH) announced today the early tender results of the previously announced cash tender offer (the “Tender Offer”) by its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), to purchase for cash any and all of the Issuer’s outstanding 6.250% Senior Secured Notes due 2023 (the “2023 Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase Statement, dated December 11, 2020, as amended (the “Offer to Purchase”).

According to Global Bondholder Services Corporation, the depositary and information agent for the Tender Offer, as of 5:00 p.m., New York City time, on December 24, 2020 (the “Early Tender Deadline”), $2,579,073,000 aggregate principal amount, or approximately 96.43%, of the outstanding 2023 Notes were validly tendered and not validly withdrawn. All of the 2023 Notes validly tendered and not validly withdrawn by the Early Tender Deadline were accepted for purchase by the Issuer.

The table below identifies the aggregate principal amount of 2023 Notes validly tendered (and not validly withdrawn) as of the Early Tender Deadline and accepted for purchase by the Issuer and the aggregate principal amount of 2023 Notes that will remain outstanding on the Early Payment Date (as defined below).

CUSIP No.	Title of Security	Aggregate Principal Amount Outstanding (1)	Aggregate Principal Amount Tendered as of the Early Tender Deadline and Accepted for Purchase	Aggregate Principal Amount Remaining Outstanding
12543D AY6	6.250% Senior Secured Notes due 2023	$2,674,500,000	$2,579,073,000	$95,427,000

(1)	Aggregate principal amount outstanding for the 2023 Notes as of December 11, 2020.

The settlement date for 2023 Notes accepted for purchase as of the Early Tender Deadline is expected to occur on December 28, 2020 (the “Early Payment Date”). The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on January 11, 2021, unless extended or earlier terminated by the Issuer. The withdrawal deadline for the Tender Offer was 5:00 p.m., New York City time, on December 24, 2020 and has not been extended. Accordingly, previously tendered 2023 Notes may not be withdrawn, subject to applicable law.

The Tender Offer is subject to the satisfaction or waiver of certain conditions as described in the Offer to Purchase. The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and remain unchanged.

On December 28, 2020, the Issuer delivered to the trustee for delivery to the holders of the 2023 Notes a notice of redemption to redeem on January 28, 2021 (the “Redemption Date”) all of the 2023 Notes not purchased by the Issuer in the Tender Offer, at a redemption price of 103.125% of the principal amount of the 2023 Notes plus accrued and unpaid interest to, but not including, the Redemption Date.

The Issuer has retained Citigroup Global Markets Inc. to act as dealer manager in connection with the Tender Offer. Questions about the Tender Offer may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Copies of the Tender Offer documents and other related documents may be obtained from Global Bondholder Services Corporation, the depositary and information agent for the Tender Offer, at (866) 470-3800 (toll free) or (212) 430-3774 (collect), or by email at contact@gbsc-usa.com.

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CYH Announces Early Tender Results and Notice of Redemption

December 28, 2020

This press release shall not constitute an offer to buy or sell, or the solicitation of any offer to buy or sell, any securities. Any offer or solicitation with respect to the Tender Offer will be made only by means of the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase. The Tender Offer is not being made to holders of 2023 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In addition, nothing contained herein constitutes a notice of redemption of the 2023 Notes. Holders must make their own decision as to whether to tender any of their 2023 Notes, and, if so, the principal amount of 2023 Notes to tender.

Forward-Looking Statements

This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risk and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contacts: Kevin J. Hammons, 615-465 7000 Executive Vice President and Chief Financial Officer or Ross W. Comeaux, 615-465-7012 Vice President – Investor Relations	Media Contact: Tomi Galin, 615-628-6607 Senior Vice President, Corporate Communications, Marketing and Public Affairs

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